EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Investor Contact	Media Contact
Jon Puckett	Kevin Lightfoot
Vice President	Vice President
Investor Relations	Corporate Communications
Affiliated Computer Services, Inc.	Affiliated Computer Services, Inc.
214-841-8281	214-841-8191
jon.puckett@acs-inc.com	kevin.lightfoot@acs-inc.com
ACS Announces Second Quarter Fiscal Year 2008 Results
Company Delivers Strong Signings and Cash Flow
DALLAS, TEXAS: January 31, 2008 – Affiliated Computer Services, Inc., (NYSE: ACS), today announced second quarter fiscal year 2008 revenues of $1.51 billion, an increase of 6% compared to the second quarter of the prior year. Second quarter fiscal year 2008 adjusted non-GAAP diluted earnings per share was $0.90, an 11% increase over the prior year second quarter adjusted non-GAAP diluted earnings per share of $0.81. See “Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results” below. Second quarter fiscal year 2008 free cash flow was approximately $248 million, or 16% of revenues. Second quarter new business signings were approximately $205 million of annual recurring revenue, a 24% increase over the prior year second quarter new business signings.
Fiscal year-to-date revenues were approximately $3 billion, an increase of approximately 7% from the prior year period. Adjusted non-GAAP earnings per share for the fiscal year-to-date period was $1.67, a 15% increase over the prior period adjusted non-GAAP earnings per share. Year-to-date free cash flow was approximately $181 million, or 6% of revenues. Fiscal year-to-date new business signings were approximately $346 million of annual recurring revenue, a 16% increase over the prior year-to-date period new business signings.
“I am very pleased with our second quarter results. With the uncertainty of ownership behind us we were able to focus on selling more business, collecting our cash and growing earnings per share,” said Lynn Blodgett, ACS President and Chief Executive Officer. “Our financial goal is to deliver consistent, good growth in revenue, signings and earnings. I feel we made very positive progress toward those goals this quarter. We need to continue improving our revenue growth rates and I am confident that our improved signings this quarter and in the future will be the main catalyst for accelerating our growth. We also demonstrated we can manage our collections and capital expenditures. I’m proud of the results our great team delivered this quarter.”

Key highlights from ACS’ fiscal year 2008 second quarter:
•	During the quarter, the Company generated new business signings of approximately $205 million of annual recurring revenue with an estimated total contract value of approximately $750 million. In terms of annual recurring revenue, the Commercial segment signed approximately 74% of second quarter new business signings and approximately 26% were Government segment signings. Approximately 77% of second quarter new business signings were business process outsourcing signings and approximately 23% were information technology solutions signings.

•	Total revenues were $1.51 billion and represented 6% growth, of which 5% was internal. The Commercial segment grew 6%, all of which was internal growth. The Government segment grew 5% with 4% internal revenue growth. The Commercial segment accounted for 60% of revenues in the quarter and the Government segment accounted for the remaining 40%.

•	Second quarter fiscal 2008 adjusted non-GAAP diluted earnings per share was $0.90, an 11% increase over the prior year second quarter adjusted non-GAAP diluted earnings per share of $0.81. Second quarter fiscal year 2008 reported GAAP diluted earnings per share was $0.81 as compared to $0.72 in the prior year second quarter. See “Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results” below.

•	Cash flow from operations during the second quarter was approximately $323 million, or 21% of revenues. Free cash flow during the quarter was $248 million, or 16% of revenues. This quarter’s cash flow results benefited from improved collections on accounts receivable. Capital expenditures and additions to intangible assets were approximately $74 million, or 5% of revenues.

•	During the quarter, the Company’s Board of Directors endorsed a $1 billion share repurchase program and authorized a $200 million share repurchase program. The Company used free cash flow to complete the $200 million share repurchase program during the second quarter, purchasing approximately 4.5 million shares at an average price of $44 per share.
Key year-to-date highlights for fiscal 2008:
•	Year-to-date fiscal 2008 new business signings were approximately $346 million of annual recurring revenue, with an estimated total contract value of approximately $1.4 billion. In terms of annual recurring revenue, the Commercial segment signed approximately 68% of year-to-date fiscal 2008 signings and approximately 32% were Government segment signings. Approximately 77% of new business signings were business process outsourcing signings and approximately 23% were information technology solutions signings.

•	Year-to-date fiscal 2008 revenues were approximately $3 billion. Total revenue growth was 7% with internal growth of 6%. The Commercial segment grew 6% with 5% internal revenue growth. The Government segment grew 8% with 7% internal revenue growth. The Commercial segment accounted for 59% of revenues in the year-to-date period and the Government segment accounted for the remaining 41%.

•	Year-to-date fiscal 2008 adjusted non-GAAP diluted earnings per share was $1.67, a 15% increase over the prior year adjusted non-GAAP diluted earnings per share of $1.45. Year-to-date fiscal 2008 reported GAAP diluted earnings per share was $1.47 as compared to $1.30 in the prior year. See “Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results” below.

•	Cash flow from operations for year-to-date fiscal 2008 was approximately $331 million, or 11% of revenues, and free cash flow was $181 million, or 6% of revenues. Capital expenditures and additions to intangibles were approximately $150 million, or 5% of revenues.
Events subsequent to ACS’ fiscal 2008 second quarter:
•	In January 2008, the Company acquired Syan Holdings Limited, a U.K.-based provider of information technology outsourcing (ITO) services, for a purchase price of approximately $60 million. Syan, with trailing twelve-month revenue of approximately $75 million, strengthens the Company’s global ITO presence by adding a solid base of U.K. operations, including two data centers, and expands its global reach.
ACS will discuss its financial results on a conference call and web cast on www.acs-inc.com at 3:30 p.m. central time today. During the conference call, management will refer to a presentation provided on the Investor Relations page of ACS’ website and will use certain non-generally accepted accounting principles (“GAAP”) financial measures for which reconciliations to the most directly comparable GAAP financial measures will also be provided.
ACS, a FORTUNE 500 company with approximately 62,000 people supporting client operations in more than 100 countries, provides business process outsourcing and information technology solutions to world-class commercial and government clients. The Company’s Class A common stock trades on the New York Stock Exchange under the symbol “ACS.” Visit ACS on the Internet at www.acs-inc.com.
All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth in the Company’s prior filings with the Securities and Exchange Commission, including those set forth under Item 1A “Risk Factors” in the most recent Annual Report on Form 10-K filed on August 29, 2007. In addition, we operate in a highly competitive and rapidly changing environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statement.

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
Dollars in thousands, except per share amounts
(Unaudited)

	Three months ended
	December 31,
	2007	2006
Revenues	$1,511,442	$1,426,761

Operating expenses:
Cost of revenues:
Wages and benefits	717,047	667,852
Services and supplies	326,457	317,618
Rent, lease and maintenance	185,203	177,099
Depreciation and amortization	94,358	85,228
Other	6,982	9,141

Total cost of revenues	1,330,047	1,256,938

Other operating expenses	23,501	19,495

Total operating expenses	1,353,548	1,276,433

Operating income	157,894	150,328

Interest expense	43,049	48,085
Other non-operating income, net	(5,509)	(9,686)

Pretax profit	120,354	111,929

Income tax expense	38,758	39,855

Net income	$81,596	$72,074

Earnings per share:

Basic	$0.82	$0.73

Diluted	$0.81	$0.72

Shares used in computing earnings per share:

Basic	99,505	98,914

Diluted	100,310	100,152
Note: See “Summary Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results” for certain items impacting the reported numbers above.

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
Dollars in thousands, except per share amounts
(Unaudited)

	Six months ended
	December 31,
	2007	2006
Revenues	$3,004,525	$2,812,199

Operating expenses:
Cost of revenues:
Wages and benefits	1,416,996	1,334,468
Services and supplies	668,223	608,980
Rent, lease and maintenance	370,121	356,155
Depreciation and amortization	185,182	166,866
Other	13,897	19,755

Total cost of revenues	2,654,419	2,486,224

Other operating expenses	46,811	34,789

Total operating expenses	2,701,230	2,521,013

Operating income	303,295	291,186

Interest expense	87,019	94,098
Other non-operating income, net	(6,189)	(12,304)

Pretax profit	222,465	209,392

Income tax expense	74,725	75,935

Net income	$147,740	$133,457

Earnings per share:

Basic	$1.48	$1.32

Diluted	$1.47	$1.30

Shares used in computing earnings per share:

Basic	99,613	101,183

Diluted	100,648	102,457
Note: See “Summary Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results” for certain items impacting the reported numbers above.

AFFILIATED COMPUTER SERVICES, INC AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
Dollars in thousands
(Unaudited)

	December 31,	June 30,
	2007	2007
Assets
Cash and cash equivalents	$297,791	$307,286
Accounts receivable, net	1,338,886	1,257,108
Income taxes receivable	16,689	13,268
Other current assets	237,561	232,872

Total current assets	1,890,927	1,810,534

Property, equipment, and software, net	888,975	897,319
Goodwill	2,620,932	2,612,368
Other intangible assets, net	435,250	481,378
Other assets	195,537	180,830

Total Assets	$6,031,621	$5,982,429

Liabilities:
Accounts payable	$157,812	$97,951
Accrued compensation and benefits	185,666	246,742
Other accrued liabilities	330,550	400,238
Deferred taxes	67,430	14,418
Current portion of long-term debt	46,350	47,039
Current portion of unearned revenue	172,688	164,484

Total current liabilities	960,496	970,872

Long-term debt	2,364,855	2,342,272
Deferred taxes	351,449	367,565
Other long-term liabilities	304,889	235,552

Total Liabilities	3,981,689	3,916,261

Total Stockholder’s Equity	2,049,932	2,066,168

Total Liabilities and Stockholder’s Equity	$6,031,621	$5,982,429

Frequently Used Terms
New business signings - while there are no third party standards or requirements governing the calculation of new business signings, we define new business signings as annual recurring revenue from new contracts and the incremental portion of renewals that are signed during the period, which represents the estimated first twelve months of revenue to be recorded under the contracts after full implementation. We use new business signings as a measure of estimated recurring revenues represented by contractual commitments, both to forecast prospective revenues and to estimate capital commitments. Revenues are measured under GAAP.
Trailing twelve month new business — is the preceding twelve months of new business signings at a point in time expressed in annual revenue, not total contract value.
Total contract value — represents estimated total revenue over the term of the contract.
Restatement of Operating Segment Results
During the first quarter of fiscal year 2008, the Company reorganized the internal operating and reporting structures in its Commercial and Government segments to more formally align our sales, service delivery and financial organizations under its appropriate leadership. As a result, the Company has restated its Commercial and Government segment results for the three and six months ended December 31, 2006 to reflect its current operating and reporting structure. The restatement has no impact on the Company’s consolidated results for the period of restatement.
Use of Non-GAAP Financial Information
The Company reports its financial results in accordance with GAAP. However, the Company uses certain non-GAAP performance measures, including adjusted non-GAAP earnings per share, free cash flow and internal revenue growth to provide both management and investors a more complete understanding of the Company’s underlying operational trends and results.
Management uses these non-GAAP measures to provide additional meaningful comparisons between current results and prior results, and as a basis for planning and forecasting for future periods.
Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results — In addition to reporting operating income, pretax income, net income and earnings per share on a GAAP basis, the Company has also made certain non-GAAP adjustments which are described in “Description of Non-GAAP Adjustments” and are reconciled to the corresponding GAAP measures in the attached financial schedules titled “Reconciliation of Reported Results to Income Adjusted for Certain Non-GAAP Items” included in this earnings release. In making these non-GAAP adjustments, the Company takes into account the impact of items that are infrequently occurring or that are non-operational in nature. Management believes that the exclusion of these items provides a useful basis for evaluating underlying business performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating business unit performance utilizing GAAP financial information. Management uses non-GAAP measures in its budgeting and forecasting processes and to further analyze its financial trends, as well as making financial comparisons to prior periods presented on a similar basis. The Company’s management uses each of these non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to prior periods, and the Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand the Company’s comparative operating performance for the periods presented.
The Company’s management uses each of these non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods. The Company’s non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures. Although the Company’s management believes non-GAAP measures are useful in evaluating the performance of its business, the Company acknowledges that items excluded from such measures may have a material impact on the Company’s income from operations, pretax income, net income and earnings per share calculated in accordance with GAAP. Therefore, management uses non-GAAP measures in conjunction with GAAP results. Investors and users of our financial information should also consider the above factors when evaluating the Company’s results.
Description of Non-GAAP Adjustments:
The following items are included in our presentation of Non-GAAP adjustments:
1.	Costs related to our internal investigation of our stock option grant practices, investigations begun by the Securities and Exchange Commission and Department of Justice, and shareholder derivative suits. The Company has incurred costs related to our internal investigation, as well as those of the SEC and DOJ. In addition, several derivative lawsuits have been filed in connection with our stock option grant practices, generally alleging claims related to breach of fiduciary duty and unjust enrichment by certain of our directors and senior executives and the Company has incurred costs related to these lawsuits. Management expects that the Company will continue to incur costs related to the ongoing investigations and derivative lawsuits (collectively, “Option Related Costs”). Management believes that these costs, although material and recurring, are not related to the Company’s ongoing operations and that excluding them helps to provide a more meaningful representation of the Company’s operating performance.

2.	Costs related to buyout offers and related shareholder derivative suits. The Company has incurred costs in fiscal years 2008 and 2007 to evaluate our strategic alternatives, including the proposal from Mr. Deason and Cerberus. In addition, several lawsuits have been filed in connection with the announced buyout transaction, generally alleging claims related to breach of fiduciary duty, and seeking class action status (“Buyout Related Cost”). Management expects that the Company may continue to incur costs related to our evaluation of strategic alternatives and these lawsuits. Management believes that these costs, although material and possibly recurring, are not related to the Company’s ongoing operations and that excluding them helps to provide a more meaningful representation of the Company’s operating performance.

3.	Cost related to amending certain employee stock options. During fiscal year 2007 and the first quarter of fiscal year 2008, the Company amended the exercise price of certain outstanding stock options in order to reprice all, or a portion, of the respective stock option grants to the correct accounting measurement date to avoid adverse tax consequences to individual holders under Section 409A of the Internal Revenue Code (“Section 409A”). During the third quarter of fiscal year 2008, the Company paid approximately $6.7 million in accordance with the terms of the amended stock options. During the first quarter of fiscal year 2008, the Company expensed approximately $1.2 million related to these amended stock options (“Amended Options”). Management believes that these costs are not related to the Company’s ongoing operations and that excluding them helps to provide a more meaningful representation of the Company’s operating performance.
4.	Cost related to certain former employees’ stock options. The exercise price of certain former employees’ vested, unexercised and outstanding stock options were less than the fair market value per share of ACS stock on the revised measurement dates for such stock options. During the first quarter of fiscal year 2008, the Company notified certain former employees that the Company will pay them the additional 20% income tax imposed by Section 409A if a triggering event occurs and if the employee is required to recognize and report W-2 income under Section 409A, subject to certain limitations. During the three and six months ended December 31, 2007, the Company accrued approximately ($0.4) million and $0.5 million based on the market price of ACS common stock at December 31, 2007 and will adjust this accrual to the fair market value of ACS stock each quarter until the options are exercised (“Income Tax Reimbursements”). Management believes that these costs are not related to the Company’s ongoing operations and that excluding them helps to provide a more meaningful representation of the Company’s operating performance.

5.	Gain related to sale of our decision support business. In the second quarter of fiscal year 2008, the Company divested its decision support business and recognized a pre-tax gain of $2.4 million. Management believes that the decision support business is not strategic to our ongoing operations and its sale is an isolated event. Management believes excluding the gain on its sale better reflects the performance of our continuing operations.

6.	Waiver fee on our Credit Facility. The Company received an amendment, consent and waiver from the lenders under our Credit Facility with respect to, among other provisions, waiver of any default or event of default arising under the Credit Facility as a result of our failure to comply with certain reporting covenants (“Waiver Fee”). Management believes that our delayed filings of our Annual Report on Form 10-K for the year ended June 30, 2006 and Quarterly Report on Form 10-Q for the period ended September 30, 2006, which necessitated the waiver, are infrequently occurring events and excluding the Waiver Fee provides a more meaningful representation of our results of operations for the first quarter of fiscal year 2007.

Reconciliation of Reported Results to Income Adjusted for Certain Non-GAAP Items (Dollars in millions, except per share amounts)
Summary Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results:
Second Quarter Fiscal Year 2008:
•	Second quarter fiscal year 2008 reported GAAP diluted earnings per share was $0.81. Second quarter fiscal year 2008 adjusted non-GAAP diluted earnings per share was $0.90 and excluded the following:
o	$0.08 per diluted share of legal and other expenses related to the ongoing stock option investigations and shareholder derivative lawsuits described further in item 1 of non-GAAP adjustments above
o	$0.02 per diluted share of legal and other expenses related to the former Special Committee’s ongoing review of strategic alternatives for the Company described further in item 2 of non-GAAP adjustments above

o	Less than one cent per diluted share benefit due to the reversal of a portion of the accrual related to former employee income tax reimbursements described further in item 4 of the non-GAAP adjustments above

o	$0.02 gain related to the sale of our decision support business described further in item 5 of non-GAAP adjustments above

	Three Months Ended December 31, 2007 ($ in millions, except EPS) *
				Income Tax	Sale of Decision
		Option	Buyout	Reimburse-	Support
	As Reported	Related Costs	Related Costs	ments	Business	As Adjusted
Revenues	$1,511.4	$—	$—	$—	$—	$1,511.4
Cost of revenues	1,330.0	(0.7)	0.2	0.4	—	1,329.9
Other operating expenses	23.5	(12.3)	(4.0)	—	2.4	9.6

Total operating expenses	1,353.5	(13.0)	(3.8)	0.4	2.4	1,339.5

Operating income	157.9	13.0	3.8	(0.4)	(2.4)	171.9
Interest expense	43.0	—	—	—	—	43.0
Other non-operating income, net	(5.5)	—	—	—	—	(5.5)

Pretax profit	120.4	13.0	3.8	(0.4)	(2.4)	134.4
Income tax expense	38.8	4.6	1.4	(0.1)	(0.9)	43.8

Net income	$81.6	$8.4	$2.4	$(0.3)	$(1.5)	$90.6

Earnings per share:
Basic	$0.82	$0.08	$0.02	$—	$(0.02)	$0.91
Diluted	$0.81	$0.08	$0.02	$—	$(0.02)	$0.90

Shares used in computing earnings per common share:
Basic	99.5	99.5	99.5	99.5	99.5	99.5
Diluted	100.3	100.3	100.3	100.3	100.3	100.3

*	Differences in schedule due to rounding.

Second Quarter Fiscal Year 2007:
•	Second quarter fiscal year 2007 reported GAAP diluted earnings per share was $0.72. Second quarter fiscal year 2007 adjusted non-GAAP diluted earnings per share was $0.81 and excluded the following:
o	$0.09 per diluted share of legal expenses related to the ongoing stock option investigations and shareholder derivative lawsuits described further in item 1 of non-GAAP adjustments above

	Three Months Ended December 31, 2006 ($ in millions, except EPS) *
		Option Related
	As Reported	Costs	As Adjusted
Revenues	$1,426.8	$—	$1,426.8
Cost of revenues	1,256.9	(0.5)	1,256.4
Other operating expenses	19.5	(13.3)	6.2

Total operating expenses	1,276.4	(13.8)	1,262.6

Operating income	150.3	13.8	164.1
Interest expense	48.1	—	48.1
Other non-operating income, net	(9.7)	—	(9.7)

Pretax profit	111.9	13.8	125.7
Income tax expense	39.8	4.9	44.7

Net income	$72.1	$8.9	$81.0

Earnings per common share:
Basic	$0.73	$0.09	$0.82
Diluted	$0.72	$0.09	$0.81

Shares used in computing earnings
Basic	98.9	98.9	98.9
Diluted	100.2	100.2	100.2

*	Differences in schedule due to rounding.
o	Second quarter fiscal year 2007 adjusted non-GAAP diluted earnings per share also included the following:
▪	$0.02 per diluted share gain related to foreign currency hedging activities

Year-to-Date Fiscal 2008:
•	Year-to-date fiscal 2008 reported GAAP diluted earnings per share was $1.47. Year-to-date fiscal 2008 adjusted non-GAAP diluted earnings per share was $1.67 and excluded the following:
o	$0.21 per diluted share of legal and other expenses related to the ongoing stock option investigations, shareholder derivative lawsuits and the former Special Committee’s ongoing review of strategic alternatives for the Company described further in items 1 and 2 of non-GAAP adjustments above

o	$0.01 per diluted share charge related to employee amended stock options and former employee income tax reimbursements described further in items 3 and 4 of the non-GAAP adjustments above

o	$0.02 gain related to the sale of our decision support technologies described further in item 5 of non-GAAP adjustments above

	Six Months Ended December 31, 2007 ($ in millions, except EPS) *
						Sale of
		Option	Buyout		Income Tax	Decision
	As	Related	Related	Amended	Reimburse-	Support	As
	Reported	Costs	Costs	Options	ments	Business	Adjusted
Revenues	$3,004.5	$—	$—	$—	$—	$—	$3,004.5
Cost of revenues	2,654.4	(1.1)	(3.5)	(1.2)	(0.5)	—	2,648.1
Other operating expenses	46.8	(23.0)	(5.2)	—	—	2.4	21.0

Total operating expenses	2,701.2	(24.1)	(8.7)	(1.2)	(0.5)	2.4	2,669.1

Operating income	303.3	24.1	8.7	1.2	0.5	(2.4)	335.4

Interest expense	87.0	—	—	—	—	—	87.0
Other non-operating income, net	(6.2)	—	—	—	—	—	(6.2)

Pretax profit	222.5	24.1	8.7	1.2	0.5	(2.4)	254.6
Income tax expense	74.7	8.6	3.1	0.4	0.2	(0.9)	86.1

Net income	$147.7	$15.6	$5.6	$0.8	$0.3	$(1.5)	$168.5

Earnings per share:

Basic	$1.48	$0.16	$0.06	$0.01	$—	$(0.02)	$1.69

Diluted	$1.47	$0.15	$0.06	$0.01	$—	$(0.02)	$1.67

Shares used in computing earnings per common share:

Basic	99.6	99.6	99.6	99.6	99.6	99.6	99.6

Diluted	100.6	100.6	100.6	100.6	100.6	100.6	100.6

*	Differences in schedule due to rounding.

Year-to-Date Fiscal 2007:
•	Year-to-date fiscal 2007 reported GAAP diluted earnings per share was $1.30. Year-to-date fiscal 2007 adjusted non-GAAP diluted earnings per share was $1.45 and excluded the following:
o	$0.14 per diluted share of legal expenses related to the ongoing stock option investigations and shareholder derivative lawsuits described further in item 1 of non-GAAP adjustments above

o	$0.01 per diluted share charge related to a waiver fee on our credit facility described further in item 6 of non-GAAP adjustments above

	Six Months Ended December 31, 2006 ($ in millions, except EPS) *
		Option
	As	Related	Waiver	As
	Reported	Costs	Fee	Adjusted
Revenues	$2,812.2	$—	$—	$2,812.2
Cost of revenues	2,486.2	(0.7)	—	2,485.5
Other operating expenses	34.8	(21.0)	—	13.8

Total operating expenses	2,521.0	(21.7)	—	2,499.3

Operating income	291.2	21.7	—	312.9

Interest expense	94.1	—	(2.6)	91.5
Other non-operating income, net	(12.3)	—	—	(12.3)

Pretax profit	209.4	21.7	2.6	233.7

Income tax expense	75.9	7.8	1.0	84.7

Net income	$133.5	$13.9	$1.6	$149.0

Earnings per common share:

Basic	$1.32	$0.14	$0.01	$1.47

Diluted	$1.30	$0.14	$0.01	$1.45

Shares used in computing earnings

Basic	101.2	101.2	101.2	101.2

Diluted	102.5	102.5	102.5	102.5

*	Differences in schedule due to rounding.
o	Year-to-date fiscal 2007 adjusted non-GAAP diluted earnings per share also included the following:
▪	$0.03 per diluted share net charge related to restructuring activities, asset impairments and other charges partially offset by a gain related to foreign currency hedging activities

Internal revenue growth- is measured as total revenue growth less acquired revenue from acquisitions and revenues from divested operations. Acquired revenue from acquisitions is based on pre-acquisition normalized revenue of acquired companies. We use the calculation of internal revenue growth to measure revenue growth excluding the impact of acquired revenues and the revenue associated with divested operations and we believe these adjustments to historical reported results are necessary to accurately reflect our internal revenue growth.
For the three months ended December 31, 2007, the Company generated internal revenue growth of 5%. Internal revenue growth is measured as follows (unaudited, $ in millions):

	Three months ended December 31,
	2007	2006	Growth%(a)
Consolidated
Total Revenues	$1,511	$1,427	6%
Less: Divested	—	(1)	—

Adjusted Base	$1,511	$1,426	6%

Acquired Revenues*	$11	$—	1%
Internal Revenues	1,500	1,426	5%

Total	$1,511	$1,426	6%

Commercial
Total Revenues	$903	$850	6%
Less: Divested	—	—	—

Adjusted Base	$903	$850	6%

Acquired Revenues*	$4	$—	—
Internal Revenues	899	850	6%

Total	$903	$850	6%

Government
Total Revenues	$608	$577	5%
Less: Divested	—	(1)	—

Adjusted Base	$608	$576	5%

Acquired Revenues*	$7	$—	1%
Internal Revenues	601	576	4%

Total	$608	$576	5%

*	Acquired revenues are based on pre-acquisition normalized revenues of acquired companies.

(a)	Based on actual amounts, not rounded.

For the six months ended December 31, 2007, the Company generated internal revenue growth of 6%. Internal revenue growth is measured as follows (unaudited, $ in millions):

	Six months ended December 31,
	2007	2006	Growth%(a)
Consolidated
Total Revenues	$3,005	$2,812	7%
Less: Divested	—	(1)

Adjusted Base	$3,005	$2,811	7%

Acquired Revenues*	$38	$—	1%
Internal Revenues	2,967	2,811	6%

Total	$3,005	$2,811	7%

Commercial
Total Revenues	$1,782	$1,681	6%
Less: Divested	—	—

Adjusted Base	$1,782	$1,681	6%

Acquired Revenues*	$24	$—	1%
Internal Revenues	1,758	1,681	5%

Total	$1,782	$1,681	6%

Government
Total Revenues	$1,223	$1,131	8%
Less: Divested	—	(1)

Adjusted Base	$1,223	$1,130	8%

Acquired Revenues*	$14	$—	1%
Internal Revenues	1,209	1,130	7%

Total	$1,223	$1,130	8%

*	Acquired revenues are based on pre-acquisition normalized revenues of acquired companies.

(a)	Based on actual amounts, not rounded.

Free Cash Flow
Free cash flow — is measured as operating cash flow (net cash provided by operating activities, as reported in our consolidated statements of cash flows) less capital expenditures (purchases of property, equipment and software, net of sales, as reported in our consolidated statements of cash flows) less additions to other intangible assets (as reported in our consolidated statements of cash flows). We believe this free cash flow metric provides an additional measure of available cash flow after we have satisfied the capital expenditure requirements of our operations, and should not be taken in isolation to be a measure of cash flow available for us to satisfy all our obligations and execute our business strategies. We also rely on cash flows from investing and financing activities which, together with free cash flow, are expected to be sufficient for us to execute our business strategies. Our measure of free cash flow may not be comparable to similarly titled measures of other companies. (unaudited, $ in millions)

	Three months ended		Six months ended
	December 31,		December 31,
	2007	2006	2007	2006
Free Cash Flow*	$323	$132	$331	$305
Net cash provided by operating activities
Less:
Purchase of property, equipment and software, net of sales	(67)	(69)	(132)	(170)
Additions to other intangible assets	(8)	(6)	(17)	(15)

Free Cash Flow	$248	$57	$181	$119

Certain cash flow items (included above):
Cash interest paid on debt	$50	$50	$85	$82
Cash paid on stock option investigations, potential buyout and derivative lawsuits	20	17	29	19

Cash interest received	(2)	(3)	(5)	(5)

Total	$68	$64	$109	$96

*	Based on actual amounts, not rounded.

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